Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Third Quarter

Fiscal 2012

Burlington, Mass. — May 1, 2012 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its third quarter of fiscal 2012, ended March 31, 2012.

Mark Fusco, Chief Executive Officer of AspenTech, said, “AspenTech delivered strong fiscal third quarter results that exceeded our guidance on all key metrics, and was highlighted by approximately 15% year-over-year growth and 3% sequential growth in total license contract value.  Customers continue to embrace our subscription-based offerings, and we are seeing strong demand and product usage patterns across our product suite, key vertical markets and geographies.”

Fusco added, “The combination of solid growth, lower than expected expenses and strong working capital management contributed to record quarterly free cash flow of $54 million during the third quarter.  In addition, free cash flow of approximately $81 million for the first nine months of fiscal 2012 exceeds our free cash flow guidance for the full fiscal year.  We believe AspenTech is well positioned to continue driving strong cash flow, which we believe will provide us with opportunities to enhance shareholder value.”

Third Quarter Fiscal 2012 and Recent Business Highlights

-                    The license portion of total contract value was $1.40 billion for the third quarter of fiscal 2012, an increase of 14.5% compared to the third quarter of fiscal 2011 and 2.9% sequentially.

-                    Total contract value, including the value of bundled maintenance, was $1.59 billion for the third quarter of fiscal 2012, an increase of 19.0% compared to the third quarter of fiscal 2011 and 3.3% sequentially.

-                    Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $292 million at the end of the third quarter, an increase of approximately 13% compared to the end of the third quarter of fiscal 2011.

Summary of Third Quarter Fiscal Year 2012 Financial Results

AspenTech’s total revenue of $61.3 million increased 17% from $52.6 million in the third quarter of the prior year.

•                  Subscription and software revenue was $42.4 million in the third quarter of fiscal 2012, an increase of 38% from $30.7 million in the third quarter of fiscal 2011.

•                  Services & other revenue was $18.9 million in the third quarter of fiscal 2012, compared to $21.9 million in the third quarter of fiscal 2011.

For the quarter ended March 31, 2012, AspenTech reported a loss from operations of $2.8 million, compared to a loss from operations of $7.2 million for the quarter ended March 31, 2011.

Net loss was $0.5 million for the quarter ended March 31, 2012, leading to a net loss per share of $0.01, compared to a net loss per share of $0.06 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges, was $0.1 million for the third quarter of fiscal 2012, compared to a non-GAAP loss from operations of $5.2 million in the same period last fiscal year.  Non-GAAP net income was $1.4 million, or $0.01 per share, for the third quarter of fiscal 2012, compared to a non-GAAP net loss of $3.8 million, or ($0.04) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $182.6 million at March 31, 2012, an increase of $39.3 million from the end of the prior quarter after using $11.9 million in cash to repurchase shares of common stock and reducing secured borrowings by $1.9 million.  During the third quarter, the company generated $54.7 million in cash flow from operations and $54.3 million in free cash flow after taking into consideration $0.3 million in capital expenditures and capitalized software.  For the nine months ended March 31, 2012, the company generated $83.0 million in cash flow from operations and $81.3 million in free cash flow after taking into consideration $1.7 million in capitalized expenditures and capitalized software.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, May 1, 2012, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the third quarter fiscal 2012 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126, conference ID code 70103052. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 70103052, through May 8, 2012.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2012 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: demand for, or usage of, aspenONE software declines for any reason; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Revenue:
Subscription and software	$42,444	$30,655	$120,856	$74,955
Services and other	18,893	21,946	58,261	70,554
Total revenue	61,337	52,601	179,117	145,509
Cost of revenue:
Subscription and software	2,717	(1,725)	8,063	2,369
Services and other	9,713	12,117	31,113	34,826
Total cost of revenue	12,430	10,392	39,176	37,195
Gross profit	48,907	42,209	139,941	108,314
Operating expenses:
Selling and marketing	24,279	22,922	70,043	63,227
Research and development	14,423	12,331	40,959	37,002
General and administrative	13,103	14,515	40,480	44,497
Restructuring charges	(84)	(315)	(143)	(160)
Total operating expenses	51,721	49,453	151,339	144,566
Loss from operations	(2,814)	(7,244)	(11,398)	(36,252)
Interest income	1,776	3,093	6,041	10,329
Interest expense	(611)	(1,182)	(2,718)	(4,079)
Other (expense) income, net	(26)	7	(2,483)	1,936
Loss before income taxes	(1,675)	(5,326)	(10,558)	(28,066)
(Benefit from) provision for income taxes	(1,155)	361	(2,138)	3,358
Net loss	$(520)	$(5,687)	$(8,420)	$(31,424)
Net loss per common share:
Basic	$(0.01)	$(0.06)	$(0.09)	$(0.34)
Diluted	$(0.01)	$(0.06)	$(0.09)	$(0.34)
Weighted average shares outstanding:
Basic	93,583	93,862	93,851	93,298
Diluted	93,583	93,862	93,851	93,298

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	March 31,	June 30,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$182,564	$149,985
Accounts receivable, net	27,864	27,866
Current portion of installments receivable, net	36,321	38,703
Current portion of collateralized receivables, net	11,144	15,748
Unbilled services	1,132	2,319
Prepaid expenses and other current assets	9,009	10,819
Prepaid income taxes	1,152	1,151
Deferred income taxes- current	7,352	7,272
Total current assets	276,538	253,863
Non-current installments receivable, net	20,597	47,773
Non-current collateralized receivables, net	333	9,291
Property, equipment and leasehold improvements, net	5,337	6,730
Computer software development costs, net	1,946	2,813
Goodwill	19,812	18,624
Deferred income taxes- non-current	72,711	69,242
Other non-current assets	6,720	3,639
Total assets	$403,994	$411,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowings	$15,095	$15,756
Accounts payable	2,389	2,099
Accrued expenses and other current liabilities	49,414	64,467
Income taxes payable	1,029	672
Deferred revenue	130,397	90,681
Total current liabilities	198,324	173,675
Long-term secured borrowings	335	9,157
Long-term deferred revenue	44,603	38,262
Other non-current liabilities	30,842	33,078
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares at March 31, 2012 and June 30, 2011
Issued and outstanding— none at March 31, 2012 and June 30, 2011	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 96,196,001 shares at March 31, 2012 and 94,939,400 shares at June 30, 2011
Outstanding— 93,657,576 shares at March 31, 2012 and 94,238,370 shares at June 30, 2011	9,620	9,494
Additional paid-in capital	543,930	530,996
Accumulated deficit	(389,691)	(381,271)
Accumulated other comprehensive income	8,681	9,115
Treasury stock, at cost—2,538,425 shares of common stock at March 31, 2012 and 701,030 at June 30, 2011	(42,650)	(10,531)
Total stockholders’ equity	129,890	157,803
Total liabilities and stockholders’ equity	$403,994	$411,975

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(520)	$(5,687)	$(8,420)	$(31,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,291	1,325	3,984	3,925
Net foreign currency (gain) loss	(434)	(633)	784	(2,281)
Stock-based compensation	2,825	2,356	9,604	7,398
Deferred income taxes	(1,355)	(30)	(3,665)	44
Provision for bad debts	507	(1,024)	104	(927)
Write-down of investment	—	600	—	600
Other non-cash operating activities	473	12	486	427
Changes in assets and liabilities:
Accounts receivable	7,677	2,307	(391)	5,316
Unbilled services	(708)	(465)	1,197	165
Prepaid expenses, prepaid income taxes, and other assets	(838)	(2,450)	(70)	3,695
Installments and collateralized receivables	15,782	25,057	42,510	55,196
Accounts payable, accrued expenses and other liabilities	(617)	(9,717)	(9,209)	(24,313)
Deferred revenue	30,607	20,034	46,056	35,077
Net cash provided by operating activities	54,690	31,685	82,970	52,898
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(253)	(446)	(1,175)	(2,322)
Payments for acquisitions, net of cash acquired	(2,617)	—	(2,617)	—
Capitalized computer software development costs	(95)	(1,287)	(487)	(1,667)
Net cash used in investing activities	(2,965)	(1,733)	(4,279)	(3,989)
Cash flows from financing activities:
Exercise of stock options and warrants	2,475	4,284	6,581	7,704
Proceeds from secured borrowings	—	—	4,982	2,500
Repayments of secured borrowings	(1,850)	(10,423)	(22,270)	(26,664)
Repurchases of common stock	(11,879)	(2,921)	(32,119)	(4,163)
Payment of tax withholding obligations related to restricted stock	(1,356)	(1,735)	(3,125)	(2,733)
Net cash used in financing activities	(12,610)	(10,795)	(45,951)	(23,356)
Effects of exchange rate changes on cash and cash equivalents	194	239	(161)	540
Increase in cash and cash equivalents	39,309	19,396	32,579	26,093
Cash and cash equivalents, beginning of period	143,255	131,642	149,985	124,945
Cash and cash equivalents, end of period	$182,564	$151,038	$182,564	$151,038

Supplemental disclosure of cash flow information:
Interest paid	$611	$1,345	$2,718	$4,415
Income tax paid (refunded), net	1,261	1,963	1,599	(2,988)

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to Non-GAAP results.

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Total expenses
GAAP total expenses (a)	$64,151	$59,845	$190,515	$181,761
Less:
Stock-based compensation (b)	(2,825)	(2,356)	(9,604)	(7,398)
Restructuring charges	84	315	143	160
Non-GAAP total expenses	$61,410	$57,804	$181,054	$174,523

Loss from operations
GAAP loss from operations	$(2,814)	$(7,244)	$(11,398)	$(36,252)
Plus:
Stock-based compensation (b)	2,825	2,356	9,604	7,398
Restructuring charges	(84)	(315)	(143)	(160)
Non-GAAP loss from operations	$(73)	$(5,203)	$(1,937)	$(29,014)

Net income (loss)
GAAP net loss	$(520)	$(5,687)	$(8,420)	$(31,424)
Plus:
Stock-based compensation (b)	2,825	2,356	9,604	7,398
Restructuring charges	(84)	(315)	(143)	(160)
Less:
Income tax effect on Non-GAAP items (c)	(815)	(129)	(2,785)	(340)
Non-GAAP net income (loss)	$1,406	$(3,775)	$(1,744)	$(24,526)

Diluted income (loss) per share
GAAP diluted loss per share	$(0.01)	$(0.06)	$(0.09)	$(0.34)
Plus:
Stock-based compensation (b)	0.03	0.03	0.10	0.08
Restructuring charges	—	—	—	—
Less:
Income tax effect on Non-GAAP items (c)	(0.01)	—	(0.03)	—
Non-GAAP diluted income (loss) per share	$0.01	$(0.04)	$(0.02)	$(0.27)

Shares used in computing Non-GAAP diluted income (loss) per share	95,992	93,862	93,851	93,298

(a) GAAP total expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Total costs of revenue	$12,430	$10,392	$39,176	$37,195
Total operating expenses	51,721	49,453	151,339	144,566
GAAP total expenses	$64,151	$59,845	$190,515	$181,761

(b) Stock-based compensation expense was as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Cost of service and other	$280	$234	$897	$720
Selling and marketing	1,103	911	3,502	2,713
Research and development	319	297	1,020	874
General and administrative	1,123	914	4,185	3,091
Total stock-based compensation	$2,825	$2,356	$9,604	$7,398

(c) The income tax effect on Non-GAAP items is calculated utilizing our estimated effective tax rate.  During the three and nine months ended March 31, 2011, we had a U.S. valuation allowance in place which resulted in a minimal income tax adjustment.